Exhibit 4.1

INCORPORATED UNDER THE ALBERTA BUSINESS CORPORATIONS ACT

CERT.9999

SUNDIAL GROWERS INC.

9,000,000,000**
9,000,000,000
****9,000,000,000**
*****9,000,000,000*
******9,000,000,000

THIS CERTIFIES THAT

* SPECIMEN *

IS THE REGISTERED HOLDER OF

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

SUNDIAL GROWERS INC.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED: 07/15/2019

Chief Executive Officer

COUNTERSIGNED AND REGISTERED
ODYSSEY TRUST COMPANY
TRANSFER AGENT & REGISTRAR CALGARY VANCOUVER

By: CANCELLED
Authorized Officer

The shares represented by this certificate are transferable at the offices of Odyssey Trust Company Vancouver, BC and Calgary, AB

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

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